UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14303	38-3161171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dauch Drive

Detroit, Michigan 48211-1198

(Address of principal executive offices)

Registrant’s telephone number, including area code: (313) 758-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Certificate of Elimination

On July 2, 2020 (the “Effective Date”), pursuant to Section 151(g) of the Delaware General Corporation Law, the Company caused a Certificate of Elimination (the “Series A Certificate of Elimination”) of the Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) to be executed and filed with the Secretary of State of the State of Delaware to eliminate the Series A Preferred Stock from the Company’s Certificate of Incorporation, as amended, and, thereafter, all 100,000 shares of Series A Preferred Stock previously designated resumed the status of authorized and unissued shares of preferred stock, par value $0.01 per share, of the Company. There were no shares of Series A Preferred Stock issued or outstanding as of the Effective Date.

A copy of the Series A Certificate of Elimination relating to the Series A Preferred Stock is incorporated herein by reference to Exhibit 4.4 of the Company’s Amended Form 8-A filed with the Securities and Exchange Commission on July 2, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock of American Axle & Manufacturing Holdings, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Amended Form 8-A, filed July 2, 2020 (File No. 001-14303))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ David E. Barnes
Name:	David E. Barnes
Title:	Vice President, General Counsel & Secretary

Date:   July 2, 2020

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